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                                  EXHIBIT 21.1

                               AMF BOWLING, INC.
                        List of Subsidiary Corporations

Entity                                                          Jurisdiction
------                                                          of Origin
                                                                -------------
AMF Group Holdings Inc.                                         Delaware
AMF Bowling Worldwide, Inc.                                     Delaware
AMF Bowling Holdings Inc.                                       Delaware
AMF Bowling Centers Holdings Inc.                               Delaware
AMF Bowling Products, Inc.                                      Virginia
AMF Worldwide Bowling Centers Holdings Inc.                     Delaware
AMF Bowling Centers, Inc.                                       Virginia
AMF Beverage Company of Oregon, Inc.                            Oregon
AMF Beverage Company of W. VA, Inc.                             West Virginia
Bush River Corporation                                          South Carolina
Fair Lanes Texas Concession Co., Inc.                           Texas
King Louie Lenexa, Inc.                                         Kansas
300, Inc.                                                       Texas
AMF Bowling Products International, B.V.                        Netherlands
KOAM Bowling Equipment Company, Ltd.                            Korea
AMF Commercial Corporation                                      Virginia
American Recreation Centers, Inc.                               California
Michael Jordan Golf Company, Inc.                               Delaware
Lake Grove Centers, Inc.                                        Virginia
AMF Bowling India Private Ltd.                                  India
AMF Bowling Poland SP.zo.o.                                     Poland
AWI No. 1, LLC                                                  Delaware
MBI No. 1, LLC                                                  Delaware
MJG-O'Hare, Inc.                                                Delaware
AMF Bowling Centers (Aust) International, Inc.                  Virginia
AMF Catering Services Pty. Ltd.                                 New South Wales
AMF Bowling Centers (Canada) International, Inc.                Virginia
AMF Bowling Centers (Hong Kong) International, Inc.             Virginia
AMF Bowling Centers International, Inc.                         Virginia
AMF BCO-UK One, Inc.                                            Virginia
AMF BCO-UK Two, Inc.                                            Virginia
AMF BCO-France One, Inc.                                        Virginia
AMF BCO-France Two, Inc.                                        Virginia
AMF Bowling Centers Spain, Inc.                                 Delaware
AMF Bowling Mexico Holding, Inc.                                Delaware
Boliches AMF, Inc.                                              Virginia


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                                  EXHIBIT 21.1

                               AMF BOWLING, INC.
                        List of Subsidiary Corporations

                                                      JURISDICTION
ENTITY                                                OF ORIGIN
-------                                                ------------
AMF BCO-China, Inc.                                   Virginia
AMF Bowling Centers China, Inc.                       Virginia
AMF International BCO Holdings B.V.                   Netherlands
AMF Bowling                                           United Kingdom
AMF Bowling France SNC                                France
Boliches AMF y Compania                               Mexico
AMF Bowling Centers (China) Company                   Hong Kong
AMF Bowling Ltda.                                     Brazil
Worthing North Properties, Ltd.                       United Kingdom
Gravesend Bowling Limited                             United Kingdom
Channel Holdings Limited                              Guernsey
Pentagon Bowling Place                                United Kingdom
AMF Bowling de Paris SNC                              France
Societe Anonyme du Bowling Montparnasse               France
AMF Bowling de Lyon la Part Dieu SNC                  France
Operadora Mexicano de Boliches, SA                    Mexico
Promotora de Boliches SA de CV                        Mexico
Inmuebles Minerva, SA                                 Mexico
Inmuebles Obispado, SA                                Mexico
Boliches Mexicanos SA                                 Mexico
AMF Garden Hotel Bowling Center Company               China


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